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                                                                   EXHIBIT 23.02

                                     CONSENT


     We hereby consent to the use of our name in the Registration Statement, including the accompanying Prospectus, of OGE Energy Corp. to be filed with the Securities and Exchange Commission and to which this consent is filed as an Exhibit and to the use of our opinion filed as Exhibit 5.01 to the Registration Statement.


                                         RAINEY, ROSS, RICE & BINNS

                                    By:     /s Hugh D. Rice
                                         ------------------
                                         Hugh D. Rice


April 14, 2003